UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2021

H&E Equipment Services, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-51759

Delaware	81-0553291
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7500 Pecue Lane

Baton Rouge, LA 70809

(Address of principal executive offices, including zip code)

(225) 298-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	HEES	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)At the Company’s 2021 annual meeting of stockholders (the “Annual Meeting”), one of the directors of H&E Equipment Services, Inc. (the “Company”), Lawrence C. Karlson, received a greater number of “withheld” votes from his election than votes “for” his election. In accordance with the Company’s majority vote policy for director reelection, as disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on April 1, 2021 (the “Majority Vote Policy”), Mr. Karlson tendered his conditional resignation to the Company’s board of directors (the “Board”) on May 14, 2021. This was previously disclosed in the Company’s Current Report on Form 8-K filed on May 17, 2021. The effectiveness of Mr. Karlson’s resignation was conditioned on the Board’s acceptance thereof.

Pursuant to the Majority Vote Policy, the Board, in consultation with the Company’s Corporate Governance and Nominating Committee (the “Committee”), considered Mr. Karlson’s conditional resignation.  Mr. Karlson did not participate in Board or Committee deliberations regarding his conditional resignation. In considering whether to accept or reject Mr. Karlson’s conditional resignation, the Board, in consultation with the Committee, considered all factors believed relevant, including without limitation: (i) the underlying reasons for Mr. Karlson not receiving a majority of votes cast in favor of his reelection as director; (ii) the tenure and qualifications of Mr. Karlson; (iii) Mr. Karlson’s past and expected future contributions to the Board; (iv) the overall composition of the Board; (v) whether accepting the tendered resignation would cause the Company to fail to meet any applicable rule or regulation, including under the Nasdaq listing requirements and federal securities laws; (vi) Mr. Karlson’s attendance at and contributions during Board meetings; and (vii) prior year election results.

The Board, in consultation with the Committee, reviewed Mr. Karlson’s experience, skills and qualifications. Mr. Karlson has served as a director since the Company’s formation, and prior to that, had served as a director of H&E LLC from its formation in June 2002 until its merger with and into the Company in February 2006. The Board, in consultation with the Committee, noted that Mr. Karlson has substantial industry knowledge and experience in leading other companies and is also experienced with corporate transactions, having served as Chairman and CEO of Berwind Financial Corporation from 2001 to 2004, and prior thereto, as Chairman of Spectra-Physics AB and President and CEO of Pharos AB. As a director of other public companies, Mr. Karlson has experience with corporate governance, compensation and audit committee matters. Mr. Karlson served as a director of CDI Corporation from 1989 to September 2017, and prior thereto, he was Chairman and a director of Mikron Infrared, Inc. and served as a director of the Campbell Soup Company from 2009 to November 2015. Mr. Karlson currently serves as a board member of several private companies, and, from 2005 through February 2020, served as a member of the Company’s Audit Committee.

For these reasons, the Board, in consultation with the Committee, found that Mr. Karlson is particularly qualified to bring strategic insight, advise on corporate governance matters and provide in-depth knowledge regarding the Company’s operations to the Board.

The Board, in consultation with the Committee, also considered the events that led to Mr. Karlson’s conditional resignation. As previously reported, ISS Proxy Advisory Services (“ISS”) recommended that shareholders of the Company withhold votes from Mr. Karlson’s reelection as a director of the Company for failing to establish gender diversity in the Board, given Mr. Karlson’s service as the chair of the Committee.

As previously reported, in March 2021 Mary Pat Thompson resigned from the Board due to personal circumstances, which caused a lack of gender diversity on the Board. Ms. Thompson’s resignation was not the result of any disagreement with the Company, the Company’s management, or any other member of the Board. The Committee, with Mr. Karlson as Chair, promptly recommended to the Board, and the Board thereafter authorized, a search for additional diverse candidates to replace Ms. Thompson on the Board as well as to find additional diverse candidates.  The Company was unable to find a candidate qualified to fill the vacancy created by Ms. Thompson’s resignation prior to the Annual Meeting. In May 2021, Ms. Thompson informed the Board that her previous personal circumstances had resolved, and she was prepared to return to the Board.  As previously reported, on May 24, 2021, the Board reappointed Ms. Thompson as a director of the Company, which reestablished the Board’s gender diversity.  The Committee’s search for additional diverse candidates is ongoing.

It is the Committee and the Board’s understanding that the number of “withheld” votes received by Mr. Karlson were substantially due to a report issued by ISS in which ISS recommended a “withheld” vote for Mr. Karlson and cited, as the reason for such recommendation, the Company’s failure to establish gender diversity in the Board. The recommendation by ISS was made in accordance with its proxy voting guidelines, which are of general applicability and without regard to Mr. Karlson or any other person individually. The Committee and the Board considered the influence that the ISS recommendation had on the election results, especially since multiple U.S. institutional investors as a matter of policy or structure follow ISS recommendations without exercising independent judgment on matters presented to stockholders.

Ultimately, after consideration of all of these factors, the Board, in consultation with the Committee, determined unanimously that it would not be in the best interests of the Company and its stockholders to accept Mr. Karlson’s resignation. Since Mr. Karlson’s conditional resignation, offered in accordance with the Majority Vote Policy, was not accepted, Mr. Karlson will continue to serve as a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2021	By:	/s/ Leslie S. Magee
Leslie S. Magee Chief Financial Officer